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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 18, 2002
                        (Date of earliest event reported)


                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         1-8606                           23-2259884
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer Identification No.)
        incorporation)

1095 Avenue of the Americas,
New York, New York                                                            10036
(Address of principal executive offices)                                    (Zip Code)

       Registrant's telephone number, including area code: (212) 395-2121


                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 9. Regulation FD Disclosure.

Set forth below is a press release issued by Verizon Communications Inc. on December 18, 2002.

NEWS RELEASE


                                                                  [VERIZON LOGO]


FOR IMMEDIATE RELEASE                                  MEDIA CONTACT:
DEC. 18, 2002                                          PETER THONIS
                                                       212-395-2355
                                                       peter.thonis@verizon.com


              VERIZON CFO: DRAMATIC DEBT REDUCTION, MORE CERTAINTY
                  PROVIDES BACKDROP FOR MOODY'S STABLE OUTLOOK

      COMPANY DISAPPOINTED WITH DOWNGRADE BUT MAINTAINS 'SOLID A' LONG-TERM
           AND TOP P-1 COMMERCIAL-PAPER RATINGS WITH A STABLE OUTLOOK
                DESPITE AGENCY'S VIEW OF ENTIRE TELECOM INDUSTRY

         NEW YORK -- BACKGROUND: Earlier today, Moody's Investors Service upgraded its outlook on Verizon Communications Inc. (NYSE:VZ) from negative to stable, while lowering its long-term rating one notch, from A1 to A2, and confirming its top rating, Prime-1, on Verizon's commercial paper. In May, Moody's had placed the long-term debt rating under review as part of a broader review of the telecom industry. The following statement should be attributed to Doreen Toben, Verizon chief financial officer and executive vice president.

         "We are disappointed with the lowering of our long-term rating from A1 to A2. However, against a background of turmoil in the rest of the telecom sector, Verizon's revised stable outlook and continued solid A rating reflect well on our dramatic reduction in debt and on our success in virtually eliminating the Verizon-specific uncertainties that had concerned Moody's earlier this year.

         "Through the first nine months of the year, we reduced net debt by 18 percent, and we expect to end 2002 with net debt even lower than our previously announced target of $55 billion to $56 billion. We also have reduced commercial paper from $12.8 billion at the end of 2001 to approximately $3 billion at the end of the third quarter, a more than 75 percent decrease. In

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Verizon News Release, page 2

addition, we've eliminated our exposure to the NextWave wireless auction and questions about our intentions to reintegrate Genuity.

         "We are encouraged by Moody's comments that Verizon has made significant progress in de-leveraging our balance sheet and improving our liquidity profile.

         "As Moody's points out, we remain committed to a strategy of continued debt reduction and improvement in liquidity and free-cash-flow generation.

         "We recognize that Moody's long-term rating change seems primarily based on its overall outlook about our industry, and we disagree with this view as it pertains to Verizon. In our view, Verizon's strong cash flow and diverse set of assets -- which includes both wireline and wireless under a well-established single brand -- differentiate us from other companies in the telecom sector. Our business fundamentals are strong, and we remain capable of delivering more innovation to more customers than anybody else in our industry.

         "With 'solid A' status, Verizon continues to have a full, unfettered range of financing options at our disposal, and we expect to have continued excellent access to the capital markets."


                                      ####

         NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions and obtain combined company revenue enhancements and cost savings; the ability of Verizon Wireless to achieve revenue enhancements and cost savings, and obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                Verizon Communications Inc.
                                           ------------------------------------
                                                       (Registrant)

Date:  December 18, 2002                            /s/ John F. Killian
     ---------------------                 ------------------------------------
                                           John F. Killian
                                           Senior Vice President and Controller